                                                                   EXHIBIT 10.27

                          SOFTWARE LICENSE AGREEMENT
                          --------------------------

     Informix Software, Inc. ("Informix"), and the person or entity listed in the signature block below ("Licensees") hereby agree that, after execution of this agreement (this "Agreement") by Licensee and acceptance by Informix, the terms and conditions of the following sections A through G and those of any Informix Schedules shall apply to the use of the Products. All capitalized terms used herein and not otherwise defined are defined in section G.

A.  LICENSEE'S RIGHTS, REPRESENTATIONS AND OBLIGATIONS.  1.  Informix hereby
    --------------------------------------------------
grants and Licensee hereby accepts the nonexclusive, nontransferable, royalty bearing right and license within the United States ("Territory"), in accordance with the User Documentation and this Agreement and only in conjunction with the Computer System(s), to:

(a)  use the Products for internal business purposes;

(b) copy object code of a Product into any computer readable form for back-up purposes in support of Licensee's use of the Products;

(c) distribute the Products to Affiliate who have agreed to be bound by provisions substantially similar to those contained in this Agreement for their internal business purposes on the Computer Systems.

2. Use of the Products is restricted to the number of users, and the Computer Systems which correspond to the machine class, if applicable, for which license fees have been paid.

3. Except as specifically permitted by this Agreement, Licensee shall not directly or indirectly (a) use any Confidential Information of Informix to create any computer software program or user documentation which is substantially similar to any Product; (b) reverse engineer, disassemble or decompile, or otherwise attempt to derive the source code for, any Product; (c) encumber, time-share, rent, or lease the rights granted by this Agreement; (d) copy, manufacture, adopt, create derivative works of, translate, localize, port or otherwise modify any Products or other Confidential Information of Informix or grant anyone a license to engage in similar conduct. Results of any benchmark or other performance tests run on the Products may not be disclosed to any third party without Informix's prior written consent.

4. Licensee does not have, and shall not claim that it has, any right in or to any of the Products or the Confidential Information received from Informix other than as specifically granted by this Agreement. Licensee shall promptly notify Informix of any actual or suspected unauthorized use of the Products or use or disclosure of the Confidential Information received from Informix, and shall provide reasonable assistance to Informix (at Informix's expense) in the investigation and prosecution of such unauthorized use or disclosure.

5.  Licensee shall comply with the Export Laws, Licensee hereby assures
Informix that it will not export or re-export directly or indirectly (including via remote access) any part of the Product(s) or any Confidential Information to any country for which a validated license is required under the Export Laws without first obtaining a validated license. If at any time Informix determines that the laws of any country in the Territory are or become insufficient to protect Informix's intellectual or proprietary rights in the Products, both parties will in good faith work with each other to protect Informix's intellectual or proprietary rights in that country.

6. Products acquired with United States Federal Government funds or intended for use within or for any United States federal agency are provided with "Restricted Rights" as defined in DFARS 252.227-7013(c)(1)(ii) or FAR 52.227-19.


-------------------------------------------------------------------------------

The following Schedules which are attached hereto, are initialed by Licensee and made a part of this Agreement by this reference

Informix Schedule for
Product Licensing
------------------------  ---------------------------  -------------------------

------------------------  ---------------------------  -------------------------

------------------------  ---------------------------  -------------------------

--------------------------------------------------------------------------------

 LICENSEE:                                    LICENSEE ACCEPTANCE:
                                               /s/ JOHN REZNER
 GEOCITIES                                    ----------------------------
 SANTA MONICA, CALIFORNIA  90405-1030         Signature
 ATTN:  ANDRE DELOSSANTOS                          John Rezner
 PHONE:  (310) 664-6500                       ----------------------------
                                              Printed Name and Title
                                                   6/30/98
                                              ----------------------------
                                              Date

--------------------------------------------------------------------------------

 INFORMIX:                                    LICENSEE ACCEPTANCE:
                                               /s/ GARY LLOYD
 INFORMIX SOFTWARE, INC.                      ----------------------------
 4100 BOHANNON DRIVE                          Signature
 MENLO PARK, CALIFORNIA  94025
 ATTN:  GENERAL COUNSEL                       Gary Lloyd, Vice President,
 PHONE:  (650) 926-6300                       Legal General Counsel and
                                              Secretary
                                              ----------------------------
                                              Printed Name and Title
                                                  6/30/98
                                              ----------------------------
                                              Effective Date

B.   CONFIDENTIALITY.  1.  Except for the specific rights granted by this
     ---------------
Agreement, neither party shall use or disclose any Confidential Information of the other party. A party receiving Confidential Information from the other shall use the highest commercially reasonable degree of care to protect that Confidential Information, including ensuring that its employees with access to such Confidential Information have agreed in writing not to disclose the confidential Information have agreed in writing not to disclose the Confidential Information. Within 15 days of the request of the disclosing party, and in its sole discretion, the receiving party shall either return to the disclosing party originals and copies of any Confidential Information and all information, records and materials developed from them by the receiving party, or destroy the same. Either party may only disclose the general nature, but not the specific financial terms, of this Agreement without the prior consent of the other party, provided Informix may provide a copy of this Agreement to any financial institution in conjunction with a receivables financing transaction if such financial institution agrees to keep this Agreement confidential.

2. Notwithstanding the foregoing, nothing therein shall prevent a receiving party from disclosing all or part of the Confidential Information which is necessary to disclose pursuant to the lawful requirement of a governmental agency or when disclosure is required by operation of law, provided, however, that prior to any such disclosure, the receiving party shall use reasonable efforts to (a) promptly notify the disclosing party in writing of such requirements to disclose, and (b) cooperate fully with the disclosing party in protecting against any such disclosure and/or obtaining a protective order.

3. Money or damages will not be an adequate remedy if this section B is breached and therefore, either party may, in addition to any other legal or equitable remedies, seek an injunction or similar equitable relief against such breach.

C.   LIMITED WARRANTIES AND REMEDIES.  1.  Informix warrants that (a) use of
     -------------------------------
unmodified Products, will not violate the intellectual property rights of any third party under U.S. patent copyright trademark or trade secret law of the United States; (b) it has full power and right to enter into this Agreement and
(c) during the first 90 days from the date Licensee receives an unmodified Products ("Warranty Period") manufactured by Informix, the ;media for those Products will, under normal use, be free of defects in materials and workmanship and the Development Products will substantially conform to the User Documentation.

2. EXCEPT FOR THESE EXPRESS LIMITED WARRANTIES, LICENSEE ACCEPTS THE PRODUCTS "AS IS," WITH NO OTHER EXPRESS OR IMPLIED WARRANTIES OR CONDITIONS OF ANY KIND, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. INFORMIX MAKES NO WARRANTIES REGARDING THE APPLICATION(S) OR THE MEDIA OF THE PRODUCTS MANUFACTURED BY LICENSEE. Some jurisdictions do not allow limitations on how long an implied warranty last, so the above limitation may not apply to Licensee.

3. In the case of an alleged breach of sections C.1(a) or (b), Informix shall, at its expense, indemnify, defend, save and hold harmless Licensee from and against any claim, loss, expense or judgment (including reasonable attorney fees) provided (a) Licensee promptly gives Informix written notice of the claim;
(b) Licensee provides all reasonable assistance at Informix's expense to defend against the claim; and (c) Informix has the right to control the defense or settlement of the claim provided that Informix does not enter into any settlement or compromise that imposes any obligation or liability upon Licensee without Licensee's prior written consent.

4. Licensee's sole remedy for Informix's breach of section C.1.(c) shall be that during the Warranty Period, Informix shall, in its sole discretion, provide modifications to keep the Products in substantial conformance with the User Documentation, replace the Products, or refund the license fees paid to Informix for the defective Products.

5. (A) EXCEPT FOR A BREACH OF SECTION A.3 OR B.1 OR WITH RESPECT TO INFORMIX'S INDEMNITY OBLIGATION UNDER SECTION C.3, EACH PARTY'S LIABILITY TO THE OTHER OR ANY THIRD PARTY FOR A CLAIM OF ANY KIND RELATED TO THIS AGREEMENT, ANY PRODUCT OR ANY PRODUCT SERVICE, WHETHER FOR BREACH OF CONTRACT OR WARRANTY, STRICT LIABILITY, NEGLIGENCE OR OTHERWISE, SHALL NOT EXCEED THE AGGREGATE OF FEES PAID TO INFORMIX (IN THE CASE OF INFORMDO OR (IN THE CASE OF LICENSEE) PAID OR OWED BY LICENSEE HEREUNDER FOR THE PRODUCT OR SERVICE INVOLVED IN THE CLAIM. (B) EXCEPT FOR A BREACH OF SECTION A.3 OR B.1, IN NO EVENT CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, LOST REVENUES OR PROFITS, LOST DATA, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION), EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Some jurisdictions do not allow the exclusion or limitation of incidental or consequential damages, so the above limitation or exclusion may no apply to Licensee. NO ACTION, REGARDLESS OF FORM, ARISING OUT OF THE TRANSACTIONS UNDER THIS AGREEMENT MAY BE BROUGHT BY EITHER PARTY MORE THAN 1 YEAR AFTER THE EVENTS WHICH GAVE RISE TO THE CAUSE OF ACTION OCCURRED.

7. Licensee shall, at its expense, indemnify defend, save and hold harmless Informix from any claim brought or filed by a third party against Informix solely due to any failure by Licensee, its employees or agents to act in accordance with the terms of this Agreement, provided (a) Informix promptly gives Licensee written notice of the claim; (b) Informix provides all reasonable assistance as Licensee's expense to defend against the claim; and (c) Licensee has the right to control the defense or settlement of the claim provided that Licensee does not enter into any settlement or compromise that imposes any obligation or liability upon Informix without Informix's prior written consent.

D.   RECORDS, AUDITS AND PAYMENTS.  1.  Licensee shall maintain complete and
     ----------------------------
accurate records indicating where each Product has been installed and the number of users for each Product and, if applicable, the machine class ("Copy Records"). If Licensee has been granted, manufacturing rights or Licensee's Territory extends beyond the United States and Canada, then within 10 business days of the end of every other month, Licensee shall deliver to Informix the Copy Records applicable to the prior two-month period, accompanied by any payment due to Informix relating to such Copy Records.

2. No more than once each year, at Informix's expense and with 5 days' prior written notice, Informix may appoint an independent auditor reasonably acceptable to Licensee, with such expense to be shared equally between Informix and Licensee, to audit all records of Licensee relating to this Agreement during Licensee's normal business hours. If an audit reveals that the amount which should have been paid to Informix is 5% or more greater than the amount reported by Licensee, Licensee shall pay the cost of the audit to Informix. Any shortfall uncovered as a result of an audit, as well as the cost of the audit, if required by the preceding sentence, shall be paid by Licensee to Informix within 30 days of the date Informix notifies Licensee that an amount is due.

3. Notwithstanding section D.2 above, if Informix reasonably suspects that Licensee has breached sections A.3., B.1. or D.1, Informix may audit Licensee's Product related activities upon 24 hours' notice.

4. Unless otherwise specified, Licensee shall pay to Informix a license fee for Products ("License Fee") and fees for maintenance and support services at the price set forth in the Price List.

5. Licensee shall have the right to finance its payment obligations hereunder through financing arranged through a financing company reasonably satisfactory to Informix. Licensee's failure to obtain such financing, however, shall not defer or otherwise relive Licensee of such payment obligations.

6. Licensee shall pay any amounts owed to Informix on the date specified in and according to the terms of this Agreement and any applicable Informix Schedule. If a due date is not specified, the related payment shall be made by Licensee in accordance with Informix's invoice. If Informix reasonably determines that Licensee's credit rating does not support "net-30" terms, Licensee shall prepay all fees. Each party is solely responsible for its own expenses incurred in the performance of this Agreement. If Licensee fails to make any payment when due, Informix may suspend delivery of Products or services until the past due payment is made. Any payment which falls due on a weekend or public holiday shall be due on the business day immediately preceding the weekend day or public holiday.

7. If a receiver or other liquidating officer is appointed for substantially all of the assets or business of Licensee, if Licensee makes an assignment for the benefit of creditors. If Licensee becomes insolvent or bankrupt or the rights or interest of Licensee under this Agreement become an asset under any bankruptcy, insolvency or reorganization proceeding, then Licensee must prepay all fees, and this Agreement and any Informix Schedules shall be governed by the then current, applicable bankruptcy and insolvency laws.

8. Payments shall be in United States dollars. Any overdue amount shall bear interest at the maximum rate allowed by law. Costs of conversion, outside collection and related bank charges shall be paid by Licensee. Licensee shall be responsible for all taxes, tariffs and transportation costs related to this Agreement (including any value added or sales taxes) other than taxes on Informix's income. All shipments by Informix shall be F.O.B. origin.

E.  TERMINATION.  1.  This Agreement shall be effective until terminated.  This
    -----------
Agreement shall terminate: (a) for cause or for failure to pay any amount when due, upon 30 days prior written notice by either party to the other, unless the cause is susceptible of being and is cured within the 30 day notice period; or
(b) immediately upon written notice to Licensee in the event Licensee breaches section A.3. The date termination becomes effective is called the "Termination Date." Termination of this Agreement terminates all Informix Schedules.

2. (a) If this Agreement is terminated because of a breach of section A.3, all rights granted under this Agreement will terminate. (b) If this Agreement is terminated for any other reason, all rights granted under this Agreement will terminate, except for Licensee's continued right to use Products for which the license fees have been paid to Informix. Use after the Termination Date shall be subject to those provisions of this Agreement which survive termination.

3. Subject to section E.2.(b), within 30 days of the Termination Date, all products, related materials and Confidential Information in Licensee's possession or control shall be returned to Informix or, upon Informix's written request, destroyed by Licensee.

4. If Licensee's breach is the cause of termination, no additional Product shall be provided to Licensee on account of any remaining balance of any prepayment and such amount shall be retained by Informix.

5. Sections A.3, 4. (first sentence only), and 5.; B; C; D. (for a two (2) year period following termination); E; and F5. and 7, will survive any termination of this Agreement.

F.  GENERAL PROVISIONS.  1.  Informix and Licensee are independent contractors
    ------------------
and will so represent themselves in all regard. Neither party may bind the other in any way.

2. Licensee may not assign this Agreement without the prior written consent of Informix, which consent will not be unreasonably withheld. Notwithstanding the foregoing, Licensee may assign its rights under this Agreement to an acquirer of all or substantially all of its stock, assets or business or by operation of law resulting from a reincorporation of Licensee without Informix's consent provided such entity agrees in writing to be bound by the provisions of this Agreement and further provided that such entity is not a direct competitor of Informix. Any purported assignment in contravention of this section is null and void. A transfer of a controlling interest in the equity of Licensee shall be deemed an assignment for purposes of this subsection. Subject to the foregoing, this Agreement will bind and inure to the benefit of any successors or assign.

3. Neither party will be responsible for failure of performance, other than for an obligation to pay money, due to causes beyond its control, including, without limitation, acts of God or nature; labor disputes; sovereign acts of any federal, state or foreign government or shortage of materials.

4. Notices will be delivered to a party's address stated in the signature block of this Agreement, or to another address which a party properly notified the other that notices should be sent.

5. This Agreement is the complete and exclusive statement of the parties to this Agreement on these subjects, and supersedes all prior written or oral proposals and understandings relating thereto, including the End User Agreement enclosed with the "shrink-wrap" version of a Product This Agreement may only be modified by a writing signed by an officer of Informix and an authorized representative of Licensee. This Agreement takes precedence over any purchase order issued by Licensee, which is accepted by Informix for administrative convenience only. If any court of competent jurisdiction determines that any provision of this Agreement is invalid, the remainder of the Agreement will continue in full force and effect. The offending provision shall be interpreted to whatever extent possible to give effect to its stated intent.

6. Failure to require performance of any provision or waiver of a breach of a provision does not waive a party's right to subsequently require full and proper performance of that provision. Singular terms will be construed as plural, and vice versa, Section headings are for convenience only and will not be considered part of this Agreement.

7. This Agreement is governed by the laws of the State of California, without giving effect to its conflict of law provisions. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement. Each party submits to the jurisdiction of the appropriate state or federal courts in California. Informix may seek to specifically enforce or prevent a breach of any term of this Agreement in the appropriate couts of any state or country in which the Products are deployed by Licensee or in which Licensee maintains an office. The prevailing party in any suit under this Agreement shall recover all costs, expenses and reasonable attorney fees incurred in such action. Nothing in this Agreement will be deemed a waiver by either party of any and all available legal or equitable remedies.

8. Informix agrees to add Licensee's name to the Informix Licensee list respecting Informix's standard source code escrow agent, Brambles NSD, Inc. This procedure will provide Licensee with the source code to Payment Products on restricted basis as described below. Such copy will be placed in escrow and updated at Informix's expense and made available to Licensee on a restricted basis for use only in connection with Licensee's internal maintenance and support purposes. Licensee shall obtain said source code pursuant to the terms and conditions of the Informix Software Deposit Agreements with Brambles NSD, Inc. as amended from time to time, and Licensee agrees to execute and return the "Licensee of Record Acceptance" form upon receipt by Brambles NSD, Inc. Licensee shall pay the then current applicable source code license fee for its use of the source code.

G.  DEFINITIONS. "Affiliate" means any person, corporation or other entity
    -----------
which, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with another person, corporation or entity.

"Computer Systems" means the computer systems on which Informix has made the Products generally commercially available.

"Confidential Information" means Informix pricing or information concerning new Informix products, trade secrets and other property rights; and any business, marketing or technical information disclosed by Informix or Licensee in relation to this Agreement and identified in writing as confidential by, or proprietary to, the disclosing party. Confidential Information does not include information
(a) already in the possession of the receiving party without an obligation of confidentiality, (b) hereafter rightfully furnished to the receiving party by a third party without a breach of any separate nondisclosure obligation, (c) publicly available without breach of this Agreement (i.e., information in the public domain), (d) furnished by the disclosing party to a third party without restriction on subsequent disclosure, or (e) independently developed by the receiving party without reliance on the Confidential Information.

"Development Product" means the standard proprietary Informix computer software packages made generally commercially available by Informix within the Territory, which include the object code form of the computer programs on magnetic media, User Documentation and an End User Agreement.

"Effective Date" means the date reflected in the signature block of this Agreement.

"End User" means, as appropriate, either Licensee or any third party individual, business or governmental entity which acquires one or more copies of the Products for personal or internal business use, and not for transfer to others.

"End User Agreement" means the standard Informix agreement accompanying each copy of the Products which specifies the terms and conditions by which an End User may use the Products.

"Export Laws" means all laws, administrative regulations, and executive orders of any applicable jurisdiction relating to the control of imports and exports of commodities and technical data, including, without limitation, the Export Administration. Regulations of the U.S. Department of Commerce, the International Traffic in Arms Regulations of the U.S. Department of Commerce, the International Traffic in Arms Regulations of the U.S. Department of State, and the Enhanced Proliferation Control Initiative.

"Informix Schedule" means a form containing additional terms and connections of this Agreement which is (i) attached to this Agreement or, (ii) when placed after the Effective Date, refers to this Agreement and initialed by Licensee.

"New Product" means a release and any associated User Documentation which Informix in its sole discretion designates as a New Product is made generally commercially available by Informix; and is marketed by Informix as a New Product even if it is capable of being integrated with a Product.

"Price List" means the Informix price list for the United States and Canada, in effect at the time Licensee orders Products from Informix. The price of Products deployed within the United States and Canada shall be as set forth in the Price List. The price for Products deployed outside the United States and Canada shall be 1.25 times the price set forth in the Price List.

"Product" means, as applicable, the Development Products, the Runtime Products or all such products as Informix makes generally commercially available.

"Runtime Product" means a portion of the Development Product which is composed of various modules and libraries made generally commercially available by Informix within the Territory as either runtime files or files which are included only in a linked form. Runtime Products include an End User Agreement but do not include User Documentation.

"Schedule Effective Date: means the date reflected on the front of an Informix Schedule.

"User" as defined in the Price List, and as of the Effective Date, means for User-based Products, the maximum number of concurrent Users at any one instance in time. using this definition, Informix counts a batch process or an individual as one User. however, when an individual has multiple connections to a User-based Product, Informix counts these connections as multiple Users. When customers use a multiplexing front end, such as a transaction manager, to reduce the number of direct connections to the database, Informix counts the number of front-end connections as Users, rather than counting the smaller number of backend connections.

"User Documentation" means the Informix user manual(s) and other written materials on proper installation and use of, and which are normally distributed with, the software portion of the Products.